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                                                                    Exhibit 99.2


                  CILCORP Sets Amount of Final Dividend Payment

FOR IMMEDIATE RELEASE

          PEORIA, IL...October 19, 1999...In accordance with the provisions of its just-completed merger with The AES Corporation (NYSE: AES), CILCORP Inc. (NYSE: CER) announced today that it will pay its shareholders a final pro-rata dividend of $.345 per share.

          The pro-rata dividend will be payable on or about October 29, 1999, to shareholders of record at the close of business on October 18, 1999, which was the closing date for the merger of CILCORP with AES.

          Shares of CILCORP common stock ceased trading and the stock transfer books of CILCORP were closed on October 18. CILCORP shareholders of record on the October 18 closing date will receive $65 per share in cash from The AES Corporation. The Bank of New York is serving as the paying agent for AES in connection with the merger.


FOR ADDITIONAL INFORMATION, CONTACT:
Gary A. Ebeling, Director-Investor Relations, (309) 675-8810